UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 18, 2013

Date of Report (Date of earliest event reported)

KapStone Paper and Packaging Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33494 (Commission File Number)	20-2699372 (IRS Employer Identification No.)

1101 Skokie Boulevard, Suite 300, Northbrook, IL 60062

(Address of principal executive offices)

(847) 239-8800

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On July 18, 2013, KapStone Paper and Packaging Corporation (“KapStone”) entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) by and among KapStone Kraft Paper Corporation, as Borrower (“Borrower”), KapStone and certain subsidiaries of Borrower from time to time party thereto, as Guarantors, the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C issuer. The Amended and Restated Credit Agreement amends and restates KapStone’s existing Credit Agreement (filed as Exhibit 99.1 to KapStone’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 31, 2011), as amended pursuant to the First Amendment to Credit Agreement (filed as Exhibit 99.1 to KapStone’s Current Report on Form 8-K filed with the SEC on May 16, 2012) and the Second Amendment to Credit Agreement (filed as Exhibit 10.1 to KapStone’s Current Report on Form 8-K filed with the SEC on November 28, 2012).

The Amended and Restated Credit Agreement provides for a senior secured credit facility in an initial aggregate principal amount of $1.675 billion (the “Credit Facility”), consisting of a term loan A-1 in an aggregate amount of $805 million (“Term Loan A-1”), a term loan A-2 in an aggregate amount of $470 million (“Term Loan A-2”), and a revolving credit facility (“Revolver”) in an initial aggregate amount of $400 million (including a $50 million letter of credit sub-facility and a $30 million swing line loan sub-facility). The Credit Facility also includes an “accordion” feature that allows Borrower, subject to certain terms and conditions, to increase the commitments under the Credit Facility by up to $300 million.  The proceeds of Term Loan A-1 and Term Loan A-2 are expected to be used, together with cash on hand, (i) to finance Borrower’s acquisition of Longview Fibre Paper and Packaging, Inc. (“Longview”) (as previously reported in KapStone’s Current Report on Form 8-K filed with the SEC on June 11, 2013), (ii) to pay certain transaction fees and expenses in connection with the acquisition of Longview and entering into the Amended and Restated Credit Agreement, (iii) to repay certain existing indebtedness, and (iv) to provide for ongoing working capital requirements and general corporate purposes. The repayment of borrowings under the Credit Facility is guaranteed by KapStone and Borrower’s domestic subsidiaries, and is secured by substantially all of the assets of KapStone, Borrower and such subsidiaries. In certain unique circumstances, the repayment of borrowings under the Credit Facility may also be guaranteed by Borrower’s foreign subsidiaries.

Depending on the type of borrowing by Borrower, the applicable interest rate under the Credit Facility is calculated at a per annum rate equal to (a) LIBOR plus an applicable margin, which will initially be 2.25% for Term Loan A-1 Eurodollar loans, 2.50% for Term Loan A-2 Eurodollar loans and 2.25% for Revolver Eurodollar loans, or (b) (i) the greatest of (x) the prime rate, (y) the federal funds effective rate plus 0.50% or (z) a daily rate equal to one month LIBOR plus 1% plus (ii) an applicable margin, which will initially be 1.25% for Term Loan A-1 base rate loans, 1.50% for Term Loan A-2 base rate loans and 1.25% for Revolver base rate loans. The unused portion of the Revolver will also be subject to an unused fee that will be calculated at a per annum rate (the “Unused Fee Rate”), which will initially be 0.50%. Commencing with the delivery of the financial statements for the fiscal quarter ending December 31, 2013, the applicable margin for borrowings under the Credit Facility and the Unused Fee Rate will be determined by reference to the pricing grid based on KapStone’s total leverage ratio. Under such pricing grid, the applicable margins for Term Loan A-1 and Revolver will range from 1.25% to 2.25% for Eurodollar loans and from 0.25% to 1.25% for base rate loans, and the Unused Fee

Rate will range from 0.30% to 0.50%. The applicable margins for Term Loan A-2 will range from 1.50% to 2.50% for Eurodollar loans and from 0.50% to 1.50% for base rate loans.

Term Loan A-1 will amortize in quarterly installments commencing December 31, 2013 in aggregate annual amounts equal to 5% (years 1, 2 and 3), 10% (year 4) and 15% (year 5) of the initial principal amount thereof.  Term Loan A-2 will amortize in quarterly installments commencing December 31, 2013 in an aggregate annual amount equal to 1% of the initial principal amount thereof.  Principal amounts outstanding under each of the Revolver and Term Loan A-1 are due and payable in full on July 18, 2018.  Principal amounts outstanding under the Term Loan A-2 are due and payable in full on July 18, 2020.

The outstanding amounts under the Credit Facility may be prepaid at any time without premium (except for certain customary break funding payments in connection with Eurodollar loans). Net cash proceeds (in excess of certain minimum threshold amounts) from certain asset dispositions, the sale or issuance of equity securities, and the incurrence or issuance of certain indebtedness are subject to certain mandatory prepayment provisions.

The Amended and Restated Credit Agreement contains customary representations and warranties, conditions to borrowing, and events of default, the occurrence of which would entitle lenders to accelerate the amounts outstanding. The Amended and Restated Credit Agreement also contains covenants that, among other things, restrict, subject to certain exceptions, the ability of KapStone and its subsidiaries to create liens, incur indebtedness and guarantees, make certain investments or acquisitions, merge or consolidate, dispose of assets, pay dividends, repurchase or redeem capital stock and subordinated indebtedness, change the nature of their business, enter into certain transactions with affiliates and make changes in accounting policies or practices except as required by generally accepted accounting principles.  In addition, the Amended and Restated Credit Agreement includes financial covenants related to the maintenance of a maximum total leverage ratio and a minimum fixed charge coverage ratio.

The foregoing description of the Amended and Restated Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01                                           Completion of Acquisition or Disposition of Assets

On July 18, 2013, pursuant to the Stock Purchase Agreement dated as of June 10, 2013, KapStone and Borrower consummated the previously announced agreement to acquire all of the issued and outstanding shares of Longview’s common stock (the “Acquisition”). The purchase price at closing was approximately $1.025 billion in cash and is subject to a post-closing net working capital adjustment. A portion of the aggregate cash purchase price was deposited into escrow to fund certain limited indemnity obligations of the sellers. Longview operates a containerboard and kraft paper mill in Longview, Washington and seven converting facilities located across the western United States.

The Acquisition was financed by cash on hand and borrowings under the Amended and Restated Credit Agreement.

The foregoing description of the Acquisition is not intended to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is filed as Exhibit 2.1 to KapStone’s Current Report on Form 8-K filed with the SEC on June 11, 2013 and is incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 8.01                                           Other Events.

On July 18, 2013, KapStone issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference, announcing the consummation of the Acquisition pursuant to the Stock Purchase Agreement

Item 9.01                                           Financial Statements and Exhibits

(a)                       KapStone intends to file with the SEC the historical financial statements and pro forma financial information with respect to Longview to be filed pursuant to Regulation S-X under the Securities Act of 1933, as amended, within 71 days of the date on which this Current Report on Form 8-K was required to be filed with the Commission.

(b)                       Pro-forma financial information.

See paragraph (a) above

(d)                       Exhibits

10.1              Amended and Restated Credit Agreement dated as of July 18, 2013, by and among KapStone Paper and Packaging Corporation, KapStone Kraft Paper Corporation, as Borrower, the subsidiaries of Borrower named therein, as Guarantors, the lenders named therein, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Barclays Bank PLC and Wells Fargo Bank, National Association, as co-Syndication Agents.

99.1              Press release of KapStone Paper and Packaging Corporation, dated July 18, 2013.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2013

KAPSTONE PAPER AND PACKAGING CORPORATION

	By:	/s/ Roger W. Stone
	Name:	Roger W. Stone
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Amended and Restated Credit Agreement, dated as of July 18, 2013, by and among KapStone Paper and Packaging Corporation, KapStone Kraft Paper Corporation, as Borrower, the subsidiaries of Borrower named therein, as Guarantors, the lenders named therein, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Barclays Bank PLC and Wells Fargo Bank, National Association, as co-Syndication Agents.

99.1	Press release of KapStone Paper and Packaging Corporation, dated July 18, 2013